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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Imagenetix, Inc., of our report dated June 20, 2004, relating to the March 31, 2004 and 2003 financial statements of Imagenetix, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 3, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM